Exhibit 4.16

EXECUTION VERSION

HE JI LUN

INSIGHTING HOLDINGS LIMITED

LUCKY ZONE LIMITED

DOUBLE WIN HOLDINGS LIMITED

CHINA TIME SHARE MEDIA CO., LTD.

XI’ AN TIME SHARE TECHNOLOGY & INFORMATION CO., LTD.

CHENGDU TIME SHARE TECHNOLOGY & INFORMATION CO., LTD.

CARLYLE ASIA GROWTH PARTNERS III, L.P.

CAGP III CO-INVESTMENT, L.P.

BLUE RIDGE INVESTMENTS, LLC

AND

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED

DEED OF UNDERTAKING

THIS DEED is made on 19 December 2007

BETWEEN:

(1)	HE JI LUN, (ID No. 510 132 1972 0220 0077), a national of the People’s Republic of China (“Mr. He Ji Lun”);

(2)	INSIGHTING HOLDINGS LIMITED, a company incorporated under the laws of the British Virgin Islands (“IHL”);

(3)	LUCKY ZONE LIMITED, a company incorporated under the laws of the British Virgin Islands (“LZ”);

(4)	DOUBLE WIN HOLDINGS LIMITED, a company incorporated under the laws of the British Virgin Islands (“DW”);

(5)	CHINA TIME SHARE MEDIA CO., LTD., (the “Issuer”);

(6)	XI’ AN TIME SHARE TECHNOLOGY & INFORMATION CO., LTD., a company organised under the laws of the People’s Republic of China (the “Xi’an WFOE”);

(7)	CHENGDU TIME SHARE TECHNOLOGY & INFORMATION CO., LTD., a company organised under the laws of the People’s Republic of China (the “Chengdu WFOE”, and “WFOEs” shall mean Xi’an WFOE and Chengdu WFOE);

(8)	CARLYLE ASIA GROWTH PARTNERS III, L.P. (“Carlyle”);

(9)	CAGP III CO-INVESTMENT, L.P. (“CAGP”); and

(10)	BLUE RIDGE INVESTMENTS, LLC (the “Investor”); and

(11)	THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED as trustee for the holders of the Notes (the “Note Trustee”).

THE PARTIES AGREE as follows:

1.	INTERPRETATION

1.1	Definitions

In this Deed the following expressions have the following meanings:

“Applicable Laws” means with respect to any person, any laws, rules, regulations, guidelines, directives, treaties, judgments, decrees, orders, notices, rulings or decisions of any governmental or regulatory authority or stock exchange that is applicable to such person.

“Authorisation” means an authorisation, consent, approval, permission, resolution, licence, exemption, filing, notarisation or registration.

“Authority” means the relevant government, administrative or regulatory body or court, tribunal, arbitrator or governmental agency or authority or department or stock exchange which has jurisdiction over the respective parties.

“Boards” means the boards of directors for the time being of the WFOEs.

“Covenantors” means the Issuer, Mr. He Ji Lun, KL, LZ, DW, the WFOEs, Carlyle and CAGP.

“Directors” means the directors (including the non-executive directors) of Xi’an WFOE and Chengdu WFOE from time to time.

“Event of Default” has the meaning ascribed to in the terms and conditions of the Notes.

“Loss” means any liability, damages, cost, loss or expense (including, without limitation, legal fees, costs and expenses and any value added tax thereon).

“Material Default” has the meaning ascribed to in the terms and conditions of the Notes.

“Notes” means the US$20,000,000 in aggregate principal amount of 5.00 per cent. Secured Convertible Notes due 2010 convertible into ordinary shares (the “Shares”), currently of US$0.0001 par value each, in the share capital of the Issuer.

“Related Party” means, in respect of any person, any affiliate of that person or any officer, director, employee or agent of that person or any such affiliate or any person by whom any of them is controlled for the purposes of the Securities Act.

“Securities Act” means the United States Securities Act of 1933, as amended.

Unless the context requires otherwise, capitalised terms used in this Deed shall have the meanings ascribed to them in the terms and conditions of the Notes.

1.2	Singular and plural

In this Deed, the singular shall include the plural and vice versa.

1.3	Clauses

References to clauses, recitals and schedules are references to clauses hereof, recitals hereof and schedules hereto; references to sub-clauses or paragraphs are, unless otherwise stated, references to sub-clauses of the clause or paragraphs of the schedule in which the reference appears.

1.4	Party and parties

A reference to “parties” shall mean the parties to this Deed and a “party” shall be construed accordingly.

1.5	Headings

The headings in this Deed are for reference only and shall not affect the interpretation of this Deed.

2.	EFFECTIVENESS

2.1	This Deed shall come into effect on the date of this Deed.

2.2	The Note Trustee will hold the benefit of this Deed on trust for the Noteholders.

3.	REPRESENTATIONS AND WARRANTIES

3.1	General

Each Covenantor represents, warrants and undertakes to the Investor and the Note Trustee in the terms set out in this Clause 3.

3.2	Incorporation

Each Covenantor except Mr. He Ji Lun is a limited liability corporation, duly incorporated and validly existing under the law of its jurisdiction of Incorporation.

3.3	Power and authority

Each Covenantor has the right, power and authority, and has taken all action necessary, to execute, deliver, exercise its rights and perform its obligations under this Deed. All Authorisations required by Applicable Laws (i) to enable each Covenantor lawfully to enter into, exercise its rights and comply with its obligations in this Deed, and/or (ii) to make this Deed admissible in evidence in the PRC, the Cayman Islands and the British Virgin Islands, have been obtained or effected and are in full force and effect.

3.4	No conflict with other obligations

The execution and delivery of, and the performance by each Covenantor of its obligations under, this Deed will not:

3.4.1	result in a breach of any provision of its memorandum or articles of association or by-laws or equivalent constitutional documents;

3.4.2	result in a breach of, or constitute a default under, any instrument, deed, contract, agreement or document to which it is a party or by which it is bound and which is material in the context of the transactions contemplated by this Deed;

3.4.3	result in a breach of any order, judgment or decree of any court or governmental agency to which it is a party or by which it is bound or submits and which is material in the context of the transactions contemplated by this Deed; or

3.4.4	result in any breach of any Applicable Laws to which it is subject.

3.5	Legal, valid, binding and enforceable

Each Covenantor’s obligations under this Deed constitute its valid, legal and binding obligations and are enforceable in accordance with its terms except as enforceability may be limited by (i) bankruptcy, insolvency, reorganization or other laws of general application affecting the enforcement of creditors’ rights, (ii) the requirements of the Law on Civil Procedure of the People’s Republic of China regarding the enforcement of foreign judgment in the PRC and (iii) the Applicable Laws of the PRC limiting foreign ownership of PRC companies engaged in the advertising business.

3.6	Board of Directors

Each Board has appointed six Directors and that the maximum number of persons that may be appointed as Directors on each Board as of the date of this Deed is six persons.

4.	UNDERTAKINGS

Each Covenantor undertakes to the Investor and the Note Trustee as follows:

4.1	Number of Directors

4.1.1	It shall procure that each WFOE shall, within 30 days of the date this Deed, amend its Constitutional Documents (as defined in Clause 8.1) to effect or cause to effect an increase in the number of persons that may be elected onto each Board to no more than eight persons.

4.1.2	It shall procure that at all times there shall be two vacancies on each Board and that no person other man a Designated Director may be appointed on any Board.

4.2	Appointment of Directors

4.2.1	For as long as any Notes or Warrants are outstanding, following the occurrence of a Material Default, the Issuer shall, and each Covenantor shall ensure the appointments of and procure the Issuer to, promptly appoint, two Directors designated by the Note Trustee (acting in accordance with an Extraordinary Resolution of Noteholders) to the Board of each WFOE (the “Designated Directors” and which expression shall include any alternates appointed by such Directors).

4.2.2	It shall ensure that (i) an executed (but undated) resolution of the directors for the appointment of the Designated Directors substantially in the form set out hi the Schedule be provided on the date of this Deed and (ii) duly and promptly notify the Investor and the Note Trustee and the Noteholders (hi accordance with Condition 16 of the Notes) of the appointment of any further Director or Directors and thereafter duly and promptly deliver to the Note Trustee undated resolutions referred to in sub-clause (i) above duly signed by each Director including such additional Director or Directors.

4.2.3	It shall procure that (i) all Authorisations required by Applicable Laws and (ii) all necessary applications to the relevant Authority, for the appointment of the Designated Directors will be filed, obtained, made or effected (as the case may be) and will be in full force and effect.

4.2.4	No Covenantor shall cause, demand or procure the resignation or removal of any Designated Director, unless otherwise required under the laws of the PRC or where any Designated Directors fails to resign in accordance with Clause 6.4.

4.2.5	It shall procure that each Designated Director shall receive all notices and minutes of meetings of the relevant Board and all written resolutions and all other documents relating to the business and affairs of the relevant WFOE and shall be entitled to speak and vote at meetings of the relevant Board.

4.3	Board Resolutions

It shall procure that the Directors designated by such Covenantor, if any, approve all resolutions proposed by the Designated Directors in connection with any of the following matters, provided that such resolutions are not in violation of the laws of the PRC:

4.3.1	dividend distributions or payments by the relevant WFOE to the Issuer;

4.3.2	declaration of any indebtedness owing to the relevant WFOE to be due and payable;

4.3.3	exercising the rights of the relevant WFOE in any enforcement of security;

4.3.4	application for any Authorisation, waiver, order, registration or qualification of or with any Authority or court or governmental or regulatory agency or body of or in the PRC or any other jurisdiction;

4.3.5	commencing, supervising and/or taking any investigation, actions, claims, demands, suits or proceedings;

4.3.6	exercising the rights of the relevant WFOE to receive payments (cash or any other forms of payment) under any contracts to which it is a party; and

4.3.7	execution, riling and/or registration of any documents, instruments, agreements, certificates and assurances and doing all such other acts and things (including the payment of all fees, costs and charges) necessary or desirable to effect or achieve any of the foregoing matters, in each case solely for the purposes of facilitating repayment of the Notes.

4.4	Conduct of Company Affairs

It shall cause each WFOE to, and each WFOE shall, do everything reasonably required to procure that during the term of this Deed each Designated Director is given sufficient opportunities to examine the books and accounts kept by each WFOE and is supplied with all relevant information and explanations in such form as he/she reasonably requires to keep each of them properly informed about the business and affairs of the Group.

4.5	Events of Default

Each Covenantor other than Carlyle and CAGP shall promptly inform the Investor and the Note Trustee and the Noteholders (in accordance with Condition 16 of the Notes) the occurrence of any Event of Default or other matter which would affect the Issuer’s ability to perform its obligations under the Notes or the Issue Documents, and provide details of such occurrence.

5.	BOARD FUNCTIONS

5.1	Alternates

5.1.1	Any Designated Director may appoint an alternate and may, in the same way, remove an alternate so appointed by him. An alternate shall be entitled to receive notice of all meetings of the relevant Board and attend and vote as such at any meeting at which the Designated Director appointing him is not personally present, and generally in the absence of his appointor to do all the things which his appointor is authorised or empowered to do.

5.1.2	A Designated Director who is also an alternate shall be entitled, in the absence of his appointor:

(a)	to a separate vote on behalf of his appointor in addition to his own vote as a Director of the relevant WFOE; and

(b)	to be counted as part of the quorum of the relevant Board on his own account as a Director of the relevant WFOE and in respect of the Director for whom he is the alternate.

5.2	Information

Each Designated Director shall be entitled to examine the books and accounts of the WFOE of which he/she is a director and that WFOE’s subsidiaries and shall have free access, at all reasonable times and with prior written notice, to any and all properties and facilities of that WFOE. Each WFOE shall provide such information relating to the business affairs and financial position of that WFOE and any of its subsidiaries as any Designated Director may reasonably require.

5.3	Liability and Insurance

Each WFOE shall provide to its Designated Directors the same rights to reimbursement of out-of-pocket costs, fees and expenses incurred, including but not limited to all reasonable travel, lodging and related expenses and director liability insurance as such WFOE then provides to its other Directors.

6.	DURATION AND TERMINATION

6.1	Except as otherwise provided herein, this Deed shall continue in full force and effect without limit in point of time unless and until the date on which all of the Notes have been redeemed or converted in foil and that none of the Notes is outstanding.

6.2	Termination of this Deed shall not release any of the Covenantors from any other liability or obligation under this Deed which at the time thereof has already fallen due for performance and shall be without prejudice to any accrued rights and liabilities of any Covenantors and shall not affect any provisions of this Deed which are expressly or by implication provided to come into effect on or continue in effect after such termination.

6.3	The rights of the parties under this Clause 6 shall be without prejudice to any claim that any party may have against any other for damages for breach of contract.

6.4	The appointment of the Designated Directors shall terminate and each Designated Director shall immediately resign from the Boards once each Material Default is remedied to the satisfaction of the Note Trustee (acting in accordance with an Extraordinary Resolution of Noteholders).

7.	NOT A PARTNERSHIP

Nothing in this Deed shall create a partnership or establish a relationship of principal and agent or any other fiduciary relationship between or among any of the parties.

8.	CONFLICT WITH THE CONSTITUTIONAL DOCUMENTS

8.1	In the event of any conflict, ambiguity or discrepancy between the provisions of this Deed and the provisions of the memorandum or articles of association or by-laws or business licences or equivalent constitutional documents of the Issuer or the WFOEs (the “Constitutional Documents”), each Covenantor shall procure that the Constitutional Documents are altered to the extent permitted under the laws of the PRC to accord with the provisions of this Deed.

8.2	Each Covenantor agrees with the Investor and the Note Trustee that it will exercise all voting and other rights and powers vested in or available to it respectively to procure the convening of all meetings, the passing of all resolutions and the taking of all steps necessary or desirable to give effect to this Deed.

9.	INDEMNIFICATION

9.1

Each Covenantor other than Carlyle and CAGP hereby unconditionally and irrevocably covenants and undertakes to indemnify and hold harmless the Note Trustee, the Investor, their directors, officers, employees and agents (each an “indemnified party”) in full at all times against all losses, liabilities, actions, proceedings, claims, demands, penalties, damages, costs, expenses disbursements, and other Liabilities whatsoever (the “Losses”), including without limitation the costs and expenses of legal advisors and other experts, which may be incurred, suffered or brought against such indemnified party as a result or in connection with (a) their appointment or involvement hereunder or the exercise of any of their powers or duties hereunder or the taking of any acts in accordance with the terms of this Deed or its usual practice; (b) this Deed and any other Issue Documents, or (c) any instruction or other direction upon which the Note Trustee may rely under this Deed, as well as the costs and expenses incurred by an indemnified party of defending itself against or investigating any claim or liability with respect of the foregoing provided that this indemnity shall Dot apply in respect of an indemnified party to the extent but only to the extent tint a court of competent jurisdiction determines that any such Losses incurred or suffered by or brought against such indemnified party arises directly from the fraud, wilful misconduct or gross negligence of such indemnified party. The parties hereto acknowledge that the foregoing indemnities shall survive the resignation or removal of the Note Trustee or the termination of this Deed.

Notwithstanding any other term or provision of this Deed to the contrary, none of the Note Trustee and the Investor shall be liable under any circumstances for special, punitive, indirect or consequential loss or damage of any kind whatsoever including but not limited to loss of profits, whether or not foreseeable, even if the Note Trustee or the Investor is actually aware of or has been advised of the likelihood of such loss or damage and regardless of whether the claim for such loss or damage is made in negligence, for breach of contract, breach of trust, breach of fiduciary obligation or otherwise. The provisions of this clause shall survive the termination or expiry of this Deed or the resignation or removal of the Note Trustee.

9.2	If, under any applicable law or regulation, and whether pursuant to a judgment being made or registered against any Covenantor (other than Carlyle and CAGP) or the bankruptcy or liquidation of a Covenantor (other man Carlyle and CAGP) or for any other reason any payment under or in connection with this Deed is made or fails to be satisfied in a currency (the “Payment Currency”) other dun the currency in which such payment is due under or in connection with this Deed (the “Contractual Currency”), then to the extent that the amount of such payment actually received by the Note Trustee when converted into the Contractual Currency at the rate of exchange, falls short of the amount due under or in connection with this Deed, that Covenantor, as a separate and independent obligation, shall, indemnify and hold harmless the Note Trustee against the amount of such shortfall. For the purposes of this Clause 9.2, “rate of exchange” means the rate at which the Note Trustee is able on or about the date of such payment to purchase, from such source as it may select in its ordinary course of business (acting reasonably) the Contractual Currency with the Payment Currency and shall take into account any premium and other costs of exchange with respect thereto.

10.	NOTE TRUSTEE’S PROTECTION

The provisions of Clause 11.1.7, Clause 11.1.9, Clause 11.1.24, Clause 11.2.3, Clause 11.2.7, Clause 11.2.12, Clause 11.3. Clause 11.5, Clause 11.6.6 and Clause 13 of the Note Trust Deed shall apply to this Deed as between the Covenantors, the Investor and the Note Trustee.

11.	AMENDMENTS AND WAIVERS

11.1	Variation or amendment

A variation of or amendment to this Deed is valid only if it is in writing and signed by or on behalf of each party.

11.2	Waivers

The failure to exercise or delay in exercising a right or remedy provided by this Deed or by law does not impair or constitute a waiver of the right or remedy or an impairment of or a waiver of other rights or remedies. No single or partial exercise of a right or remedy provided by this Deed or by law prevents further exercise of the right or remedy or the exercise of another right or remedy.

12.	FURTHER ASSURANCE

A party other than the Note Trustee shall, on reasonable request from the other party, do and execute or cause to be done and execute all such farther acts, deeds, things and documents as may be necessary to give effect to the terms of this Deed.

13.	SEVERABILITY

The invalidity, illegality or unenforceability of any provision of this Deed shall not affect the continuation in force of the remainder of this Deed.

14.	ASSIGNMENT

No Covenantor shall, without the prior written consent of the Note Trustee (acting in accordance with an Extraordinary Resolution of Noteholders), assign, transfer, declare a trust for the benefit of or in any other way alienate any of its obligations or rights under this Deed whether in whole or in part.

15.	COUNTERPARTS

This Deed may be executed in any number of counterparts, each of which when executed and delivered is an original and all of which together evidence the same deed.

16.	NOTICES

16.1	Any notice, demand or other communication required to be given or made under this Deed shall be in writing in the English language and shall be delivered personally, or sent by post pre-paid (or air mail if overseas) or by fax, to each of the relevant parties at the address or fax number set out below:

HE JI LUN

Dayu Building, Beijing Representative Office of Sichuan Provincial Government

No. 312 Long Zhao Shu, Xiao Hong Men Street

Chaoyang District, Beijing 100078

The People’s Republic of China

For the attention of:	He Ji Lun
Fax Number:	+ 86 10 8769 7911

INSIGHTING HOLDINGS LIMITED

Dayu Building, Beijing Representative Office of Sichuan Provincial Government

No. 312 Long Zhao Shu, Xiao Hong Men Street

Chaoyang District, Beijing 100078

The People’s Republic of China

For the attention of:	He Ji Lun
Fax Number:	+ 86 10 8769 7911

LUCKY ZONE LIMITED

Dayu Building, Beijing Representative Office of Sichuan Provincial Government

No. 312 Long Zhao Shu, Xiao Hong Men Street

Chaoyang District, Beijing 100078

The People’s Republic of China

For the attention of:	He Ji Lun
Fax Number:	+ 86 10 8769 7911

DOUBLE WIN HOLDINGS LIMITED

Dayu Building, Beijing Representative Office of Sichuan Provincial Government

No. 312 Long Zhao Shu, Xiao Hong Men Street

Chaoyang District, Beijing 100078

The People’s Republic of China

For the attention of:	He Ji Lun
Fax Number:	+ 86 10 8769 7911

CHINA TIME SHARE MEDIA CO. LTD

Dayu Building, Beijing Representative Office of Sichuan Provincial Government

No. 312 Long Zhao Shu, Xiao Hong Men Street

Chaoyang District, Beijing 100078

The People’s Republic of China

For the attention of:	He Ji Lun
Fax Number:	+ 86 10 8769 7911

XI’ AN TIME SHARE TECHNOLOGY & INFORMATION CO., LTD.

Dayu Building, Beijing Representative Office of Sichuan Provincial Government

No. 312 Long Zhao Shu, Xiao Hong Men Street

Chaoyang District, Beijing 100078

The People’s Republic of China

For the attention of:	He Ji Lun
Fax Number:	+ 86 10 8769 7911

CHENGDU TIME SHARE TECHNOLOGY & INFORMATION CO., LTD.

Dayu Building, Beijing Representative Office of Sichuan Provincial Government

No. 312 Long Zhao Shu, Xiao Hong Men Street

Chaoyang District, Beijing 100078

The People’s Republic of China

For the attention of:	He Ji Lun
Fax Number:	+ 86 10 8769 7911

CARLYLE ASIA GROWTH PARTNERS III, L.P.

Suite 2801

2 Pacific Place

88 Queensway,

Hong Kong

For the attention of:	Wayne Tsou
Fax Number:	+ 852 2878 7007

with a copy to:

2418 South Office Tower

Beijing Kerry Centre

No. l Gnang Hua Road

Chaoyang District

Beijing 100020

People’s Republic of China

For the attention of:	Xiao Feng
Fax Number:	+ 86 10 8529 9877

CAGP III CO-INVESTMENT, L.P.

Suite 2801

2 Pacific Place

88 Queensway,

Hong Kong

For the attention of:	Wayne Tsou
Fax Number:	+ 852 2878 7007

with a copy to:

2418 South Office Tower

Beijing Kerry Centre

No. l Guang Hua Road

Chaoyang District

Beijing 100020

People’s Republic of China

For the attention of:	Xiao Feng
Fax Number:	+ 86 10 8529 9877

BLUE RIDGE INVESTMENTS, LLC

Corporation Trust Center

1209 Orange Street

City of Wilmington

County of New Castle

Delaware, USA

with a copy to:

c/o Bank of America, N.A.

42/F Two International Finance Center

8 Finance Street, Central

Hong Kong

For the attention of:	Mr John Liptak
Fax Number:	+ 852 2847 6122

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED

Level 30, HSBC Main Building

1 Queen’s Road Central

Hong Kong

For the attention of:	Corporate Trust and Loan Agency
Fax Number:	+ 852 2801 5586

or to such other address, number or addressee as each party may by notice advise from time to time to each of the other parties, but without prejudice to the effectiveness of any notice already given in accordance with this Clause 16.1.

16.2	Any notice given in accordance with Clause 16.1 shall be deemed to be given only when actually received.

17.	GOVERNING LAW

17.1	This Deed is governed by, and shall be construed in accordance with, the laws of the PRC.

17.2	Any dispute, controversy or claim (each, a “Dispute”) arising out of or relating to this Deed, or the breach, termination or invalidity thereof, shall be settled by arbitration in accordance with the United Nations Commission on International Trade Law Arbitration Rules then in force and as may be amended by the rest of this Clause.

17.3	The appointing authority shall be Hong Kong International Arbitration Centre (“HKIAC”). The place of arbitration shall be in HKIAC and the language of the arbitration shall be English.

17.4	The arbitral tribunal (the “Tribunal”) shall consist of three arbitrators: one to be appointed by the Note Trustee (acting in accordance with an Extraordinary Resolution of Noteholders), one to be appointed by the Covenantors and the third to be appointed by mutual agreement between the first two arbitrators already appointed or, failing agreement within 30 days, by the then Chairman of the HKIAC. It is hereby expressly agreed that if there is more than one claimant, party and/or more than one respondent party, the claimant parties shall together nominate one arbitrator and the respondent parties shall together nominate one arbitrator. If the claimant or respondent parties fail to agree upon a nominee within 30 days of the first written proposal by one of the claimant or respondent parties to the others, the HKIAC shall proceed to appoint an arbitrator on their behalf.

17.5	The award of the Tribunal shall be final and binding and shall be the exclusive remedy among the parties regarding any claims, counterclaims, issues, or accountings presented to the Tribunal. To the fullest extent allowed by applicable laws, each parry hereby waives any right to appeal such award. Judgment upon the award may be entered in any court having jurisdiction thereof.

17.6	By agreeing to arbitration, the parties do not intend to deprive any court of its jurisdiction to issue a pre-arbitral injunction, pre-arbitral attachment or other order in aid of arbitration proceedings and the enforcement of any award. Without prejudice to such provisional remedies in aid of arbitration as may be available under the jurisdiction of a court, the Tribunal shall have full authority to request the court to grant provisional remedies and to award damages for the failure of any person to respect the Tribunal’s orders to that effect.

17.7	The costs of the arbitration shall be allocated between the relevant parties by the arbitrators and shall be set forth in the arbitral award in accordance with the Rules. Any amounts subject to dispute that are ultimately awarded (a) in US dollars shall bear interest at the Federal Funds Rate in effect from time to time and published by the US Federal Reserve Board of Governors, and (b) in HK dollars shall bear interest at the rate that is 1% above the best lending rate for HK dollars in effect from time to time and quoted by The Hongkong and Shanghai Banking Corporation Limited, in each case, from the earlier of (i) the date of the request for arbitration, and (ii) the date such amount would have become due and owing but for the Dispute until the date the arbitral award is paid in full.

SCHEDULE

FORM OF WRITTEN RESOLUTIONS OF DIRECTORS

XI’ AN TIME SHARE TECHNOLOGY & INFORMATION CO., LTD. (THE “COMPANY”)

WRITTEN RESOLUTION OF ALL THE DIRECTORS MADE PURSUANT TO THE ARTICLES OF ASSOCIATION OF THE COMPANY DATED

APPOINTMENT OF NEW DIRECTORS

IT IS RESOLVED that the following be appointed additional directors of the Company with immediate effect:

Name:

Name:

Name:		Name:
Title:	Director	Title:	Director

Name:		Name:
Title:	Director	Title:	Director

Name:		Name:
Title:	Director	Title:	Director

CHENGDU TIME SHARE TECHNOLOGY & INFORMATION CO., LTD. (THE “COMPANY”)

WRITTEN RESOLUTION OF ALL THE DIRECTORS MADE PURSUANT TO THE ARTICLES OF ASSOCIATION OF THE COMPANY DATED

APPOINTMENT OF NEW DIRECTORS

IT IS RESOLVED that the following be appointed additional directors of the Company with immediate effect:

Name:

Name:

Name:		Name:
Title:	Director	Title:	Director

Name:		Name:
Title:	Director	Title:	Director

Name:		Name:
Title:	Director	Title:	Director

IN WITNESS WHEREOF this Deed has been executed and delivered on the day and year first before written,

EXECUTED by the parties:

SIGNED, SEALED and DELIVERED		)
As a DEED by		)
HE JI LUN		)
in the presence of	Stephanie Neely	)
Stephanie Neely
Legal Assistant
/s/ He Ji Lun

THE COMMON SEAL of		)
INSIGHTING HOLDINGS LIMITED		)
was affixed in the presence of:	Stephanie Neely	)
Stephanie Neely
Legal Assistant

/s/ He Ji Lun

THE COMMON SEAL of		)
LUCKY ZONE LIMITED		)
was affixed in the presence of:	Stephanie Neely	)
Stephanie Neely
Legal Assistant

/s/ He Ji Lun

THE COMMON SEAL of		)
DOUBLE WIN HOLDINGS LIMITED		)
was affixed in the presence of:	Stephanie Neely	)
Stephanie Neely
Legal Assistant

/s/ He Ji Lun

THE COMMON SEAL of		)
CHINA TIME SHARE MEDIA. CO., LTD.		)
was affixed in the presence of:	Stephanie Neely	)
Stephanie Neely
Legal Assistant

/s/ He Ji Lun

	THE COMMON SEAL of	)
	XI’AN TIME SHARE TECHNOLOGY	)
	& INFORMATION CO., LTD.	)
was affixed in the presence of:	Stephanie Neely	)
Stephanie Neely
Legal Assistant
/s/ He Ji Lun

	THE COMMON SEAL of	)
	CHENGDU TIME SHARE TECHNOLOGY	)
	& INFORMATION CO., LTD.	)
was affixed in the presence of:	Stephanie Neely	)
Stephanie Neely
Legal Assistant
/s/ He Ji Lun

	SIGNED SEALED and DELIVERED	)
	CARLYLE ASIA GROWTH PARTNERS III, L.P.	)
	Acting by its general partner CAGP	)
	GENERAL PARTNER, L.P., acting	)	Name:	Daniel A. D’Aniello
	by its general partner CAGP, LTD.	)	Title:	Director

	SIGNED SEALED and DELIVERED	)
	CAGP III CO-INVESTMENT , L.P.	)
	Acting by its general partner CAGP	)
	GENERAL PARTNER, L.P., acting	)	Name:	Daniel A. D’Aniello
	by its general partner CAGP, LTD.	)	Title:	Director

THE COMMON SEAL of	)
XI’ AN TIME SHARE TECHNOLOGY	)
& INFORMATION CO., LTD.	)
was affixed in the presence of:	)

THE COMMON SEAL of	)
CHENGDU TIME SHARE TECHNOLOGY	)
& INFORMATION CO., LTD.	)
was affixed in the presence of:	)

SIGNED SEALED and DELIVERED	)	/s/ Daniel A. D’ Aniello
CARLYLE ASIA GROWTH PARTNERS III, L.P.	)
Acting by its general partner CAGP	)
GENERAL PARTNER, L.P., acting	)	Name:	Daniel A. D’Aniello
by its general partner CAGP, LTD.	)	Title:	Director

SIGNED SEALED and DELIVERED	)	/s/ Daniel A. D’ Aniello
CAGP III CO-INVESTMENT , L.P.	)
Acting by its general partner CAGP	)
GENERAL PARTNER, L.P., acting	)	Name:	Daniel A. D’Aniello
by its general partner CAGP, LTD.	)	Title:	Director

SIGNED SEALED and DELIVERED	)
as a DEED by Daven Patel, Vice President	)
BLUE RIDGE INVESTMENTS, LLC	)
in the presence of:	)
Wong Oi Yu, Polly
Bank of America, N.A.
Solicitor of the High Court of the
Hong Kong Special Administrative Region

SIGNED SEALED and DELIVERED	)
as a DEED by	)
THE HONGKONG AND SHANGHAI	)
BANKING CORPORATION LIMITED	)
in the presence of:	)

SIGNED SEALED and DELIVERED	)
as a DEED by	)
BLUE RIDGE INVESTMENTS, LLC	)
in the presence of:	)

SIGNED SEALED and DELIVERED	)
as a DEED by	)
THE HONGKONG AND SHANGHAI	)
BANKING CORPORATION LIMITED	)
in the presence of:	)	Eva T W Tam 3266
Helen L S Mok 018815